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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "HT Selected Historical Financial Data" and to the use of our report dated July 21, 2000, with respect to the consolidated financial statements of HT Medical Systems, Inc. included in the Proxy Statement of HT Medical Systems, Inc. that is made a part of the Registration Statement (Form S-4 No. 33-00000) and related Prospectus of Immersion Corporation for the registration of 1,998,433 shares of its common stock.


                             /s/ Ernst & Young LLP

McLean, Virginia
September 5, 2000